Exhibit 10.1

TWENTIETH AMENDMENT TO AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT
This TWENTIETH AMENDMENT TO AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT (this “Amendment”) is made effective as of June 30, 2024, by and among CL MEDIA HOLDINGS LLC, a Delaware limited liability company (“Borrower”), BRIGHT MOUNTAIN MEDIA, INC., a Florida corporation (“Parent”), BRIGHT MOUNTAIN, LLC, a Florida limited liability company (“BM LLC”), MEDIAHOUSE, INC., a Florida corporation (“Media House”), DEEP FOCUS AGENCY LLC (f/k/a Big-Village Agency LLC), a Florida limited liability company (“DFA”), BV INSIGHTS LLC, a Florida limited liability company (“BVI” and, collectively with BM LLC, Media House and DFA, the “Guarantors”), the Lenders party hereto, and CENTRE LANE PARTNERS MASTER CREDIT FUND II, L.P., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) and is made with reference to the Credit Agreement referred to below.
PRELIMINARY STATEMENTS
WHEREAS, the Borrower, Parent, the Guarantors, the Lenders from time to time party thereto, Administrative Agent and Collateral Agent are parties to that certain Amended and Restated Senior Secured Credit Agreement, dated June 5, 2020 (as amended prior to the date hereof and as the same may be further amended, amended and restated, supplemented, or otherwise modified or replaced, the “Credit Agreement”), pursuant to which the Lenders made certain loans and other financial accommodations to the Borrower;
WHEREAS, Borrower has requested that certain amendments be made to the Credit Agreement, which the Lenders party hereto, the Administrative Agent and the Collateral Agent are willing to make pursuant to the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement, after giving effect to this Amendment (the “Amended Credit Agreement”).
SECTION 2. Amendments. Effective as of the Twentieth Amendment Effective Date (as defined below), the Credit Agreement is hereby amended (and, with respect to the definitions of “Seventeenth Amendment Term Loan Cash Pay Rate” and “Seventeenth Amendment Term Loan PIK Rate”, respectively, retroactively amended effective as of April 1, 2024) by inserting the double-underlined text (example: double-underlined text) and deleting the stricken text (example: ~~stricken text~~) set forth on the selected pages of the Credit Agreement attached hereto as Annex A.
SECTION 3. Reserved.

SECTION 4. Conditions to Effectiveness. This Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date on which all such conditions have been satisfied being referred to herein as the “Twentieth Amendment Effective Date”):
(a)Administrative Agent, Collateral Agent, Borrower, Parent, Guarantors and Lenders shall have executed this Amendment, and each such Borrower, Parent, Guarantor and each Lender shall have delivered its executed counterpart to this Amendment to Administrative Agent.
(b)Administrative Agent shall have received the following, each properly executed by a Responsible Officer of the signing Loan Party, and each in form and substance satisfactory to the Administrative Agent and its legal counsel:
(i)such certificates or resolutions or other corporate action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party or is to be a party on the Twentieth Amendment Effective Date;
(ii)(A) Organization Documents of each Loan Party and (B) good standing certificates or certificates of status, as applicable, as of a date reasonably proximate to the Twentieth Amendment Effective Date, from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation;
(c)Administrative Agent shall have received a certificate attesting to the Solvency of the Loan Parties (taken as a whole) on the Twentieth Amendment Effective Date from the chief financial officer of the Parent in substantially the form of Exhibit I to the Credit Agreement.
(d)Administrative Agent shall have received a certificate of a duly authorized officer of the Borrower certifying that:
(i)before and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing or would result from the transactions contemplated by this Amendment; and
(ii)each of the representations and warranties contained or incorporated by reference in Section 9 of this Amendment shall be true and correct in all material respects (or, in the case of any such representation and warranty already qualified by materiality, true and correct in all respects) on and as of the Twentieth Amendment Effective Date with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (or, in the case of any such representation and warranty already qualified by materiality, true and correct in all respects) on and as of such earlier date).
(e)The Borrower shall pay to Administrative Agent, for ratable account of the Lenders in respect of the Seventeenth Amendment Term Loans and Nineteenth Amendment Term Loans, an amendment fee in an amount equal to two percent (2%) of the principal amount of the Seventeenth Amendment Term Loans and Nineteenth Amendment Term Loans made pursuant to the terms of the Credit Agreement and outstanding as of the Twentieth Amendment Effective Date, which shall be due and paid-in-kind by the Borrower on the Twentieth Amendment Effective Date by adding and capitalizing the full amount of such amendment fee to the outstanding principal balance of the Seventeenth Amendment Term Loans and Nineteenth Amendment Term Loans, respectively, and the principal amount of the Seventeenth Amendment Term Loans and Nineteenth Amendment Term Loans, respectively, shall be increased by such fee amount for all purposes under the Loan Documents (the “Twentieth Amendment PIK Fee”).
SECTION 5. Post-Closing Items. To the extent not delivered or effectuated on or prior to the Twentieth Amendment Effective Date, the Loan Parties shall promptly comply in all respects with the post-closing requirements set forth below, in form and substance satisfactory to Administrative Agent, it being understood that compliance by the Loan Parties with this Section 5 is a material inducement to the execution and delivery of this Amendment, and that the failure to deliver any post-closing item below by the required date (or such other date as agreed to in writing by Administrative Agent) shall constitute an Event of Default under the Credit Agreement:
(a)Within thirty (30) days after the Twentieth Amendment Effective Date, Administrative Agent shall have received updated schedules to the Credit Agreement; and
(b)Within thirty (30) days after the Twentieth Amendment Effective Date, Administrative Agent shall have received a completed Collateral Questionnaire dated as of the Twentieth Amendment Effective Date and executed by a Responsible Officer of each Loan Party, together with all attachments contemplated thereby, including (A) the results of a recent search, by a Person satisfactory to Collateral Agent, of all effective UCC financing statements (or equivalent filings) made with respect to any personal or mixed property of any Loan Party in the jurisdictions specified in the Collateral Questionnaire, together with copies of all such filings disclosed by such search, and (B) UCC termination statements (or similar documents) duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens).
SECTION 6. Release. Effective as of the date of the Twentieth Amendment Effective Date, the Loan Parties, jointly and severally, agree to release and hereby do release and discharge, the Lenders, their shareholders, agents, servants, employees, directors, officers, attorneys, affiliates, subsidiaries, predecessors, successors and assigns and all persons, firms, corporations, and organizations acting on their behalf (each a “Lender Party”) of and from all damages, losses, claims, demands, liabilities, obligations, actions and causes of action whatsoever that any Loan Party has or claims to have against any Lender Party as of the Twentieth Amendment Effective Date and whether known or unknown at the time of this release, and of every nature and extent whatsoever on account of or in any way, directly or indirectly, touching, concerning, arising out of or founded upon the loan documents or the lending relationship respecting the obligations between any Loan Party and any Lender Party. Likewise, the Loan Parties waive any defense to payment of the Obligations, other than the defense that a mathematical error occurred in calculating the amount owed by the Loan Parties to the Lenders under the Loan Documents. The Lenders would not agree to enter into this Amendment but for the provisions set forth in this Section 6. The Loan Parties confirm that they have agreed to the provisions of this Section 6 of their own volition, with full knowledge of the extent and effect of the various releases and waivers granted by this paragraph and of the importance to the Lenders of these waivers and releases and after having had the opportunity to discuss this matter with counsel of their own choice.
SECTION 7. Indemnification.

Each Loan Party hereby confirms that the indemnification provisions set forth in Section 10.05 of the Credit Agreement shall apply to this Amendment and to such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements (as more fully set forth therein) which may arise herefrom or in connection herewith or otherwise relating to this Amendment, the Amended Credit Agreement or the transactions contemplated hereby or thereby.
SECTION 8. Consent and Reaffirmation of the Loan Parties.
(a)Each Loan Party hereby acknowledges that it (i) has reviewed the terms and provisions of this Amendment, (ii) consents to the amendments to the Credit Agreement effected pursuant to this Amendment and consents to the terms, conditions and other provisions of this Amendment and the Amended Credit Agreement, and (iii) consents to each of the transactions contemplated hereby and by the Amended Credit Agreement. Each Loan Party hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, each of the Credit Agreement and each Loan Document to which such Loan Party is a party or otherwise bound, and the obligations of such Loan Party contained in the Credit Agreement and each such Loan Document, are and shall continue to be in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment.
(b)Without limiting the generality of the foregoing, each Loan Party hereby confirms, ratifies and reaffirms its payment obligations, guarantees, pledges, grants of Liens and security interests and other obligations, as applicable, under and subject to the terms of the Amended Credit Agreement and each of the Loan Documents to which it is a party, and acknowledges and agrees that all such payment obligations, guarantees, pledges, grants of Liens and security interests and other obligations shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment or any of the transactions contemplated hereby.
SECTION 9. Representations and Warranties. In order to induce Administrative Agent and the Lenders to enter into this Amendment, and to amend the Credit Agreement in the manner provided herein, each Loan Party hereby represents and warrants to Administrative Agent and the Lenders that, as of the Twentieth Amendment Effective Date:
(a)(i) each Loan Party has the right and power and is duly authorized and empowered to enter into, execute and deliver this Amendment and perform its obligations under this Amendment and the Amended Credit Agreement, (ii) each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of this Amendment and the performance of the Amended Credit Agreement, and (iii) this Amendment has been duly authorized, executed and delivered by each Loan Party;
(b)this Amendment constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by (i) applicable solvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ right generally and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity);
(c)each Loan Party’s execution, delivery and performance of this Amendment and each Loan Party’s performance of the Amended Credit Agreement do not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Liens created under the Loan Documents) under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, except in the cases of clauses (b) and (c) above where such conflicts or violations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;
(d)immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing or would result therefrom; and
(e)each of the representations and warranties contained in the Amended Credit Agreement and in the Loan Documents is true and correct in all material respects (or, in the case of any such representation and warranty already qualified by materiality, true and correct in all respects) on and as of the Twentieth Amendment Effective Date with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and correct in all material respects (or, in the case of any such representation and warranty already qualified by materiality, true and correct in all respects) on and as of such earlier date).
SECTION 10. Reference to and Effect on the Credit Agreement.
(a)Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of any Loan Document, or otherwise affect the rights and remedies of Administrative Agent, Collateral Agent or any Lender thereunder, and shall not alter, modify, amend or in any way affect any of the Obligations or any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the Obligations or any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any Loan Document in similar or different circumstances.
(b)On the Twentieth Amendment Effective Date, the Credit Agreement shall be amended as provided herein. The parties hereto acknowledge and agree that: (i) this Amendment and any other document or instrument executed and delivered in connection herewith do not constitute a novation or termination of the Obligations as in effect prior to the Twentieth Amendment Effective Date; (ii) the Obligations are in all respects continuing with only the terms thereof being modified to the extent provided in this Amendment; and (iii) the guarantees and the Liens and security interests as granted or purported to be granted under or pursuant to the Credit Agreement and the Loan Documents securing payment of the Obligations are in all such respects continuing in full force and effect and secure the payment of the Obligations as provided therein.
(c)This Amendment shall constitute an “Loan Document” for all purposes under the Amended Credit Agreement and the Loan Documents.
SECTION 11. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 12. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement. Delivery by facsimile or electronic transmission of a portable document file (also known as a .pdf file) of an executed counterpart signature page shall be effective as a manually executed counterpart signature hereof.
SECTION 13. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Lenders, the parties hereto and their respective successors and assigns.
SECTION 14. Governing Law; Miscellaneous. This Amendment, and the rights and obligations of the parties under this Amendment, shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. The provisions of Sections 10.14 and 10.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, and shall apply with like effect to this Amendment as if fully set forth herein.
SECTION 15. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first written above.

BORROWER:	CL MEDIA HOLDINGS LLC
By: __________________________ Matthew Drinkwater Chief Executive Officer
PARENT:	BRIGHT MOUNTAIN MEDIA, INC. By: __________________________ Matthew Drinkwater Chief Executive Officer

GUARANTORS:	BRIGHT MOUNTAIN, LLC
MEDIAHOUSE, INC.
DEEP FOCUS AGENCY LLC
BV INSIGHTS LLC By: __________________________ Matthew Drinkwater Chief Executive Officer

[Signature Page to Twentieth Amendment to Credit Agreement]

ADMINISTRATIVE AGENT & COLLATERAL AGENT:	CENTRE LANE PARTNERS MASTER CREDIT FUND II, L.P., as Administrative Agent and Collateral Agent By: __________________________ Quinn Morgan Managing Director
LENDERS:
CENTRE LANE PARTNERS MASTER CREDIT FUND II, L.P.

By:    __________________________
Quinn Morgan
Managing Director

CENTRE LANE PARTNERS MASTER CREDIT FUND II-A, L.P.

By:    __________________________
Quinn Morgan
Managing Director

CENTRE LANE CREDIT PARTNERS II-B, LP

By:    __________________________
Quinn Morgan
Managing Director

BV AGENCY, LLC

By:    __________________________
Quinn Morgan
Authorized Signatory

[Signature Page to Twentieth Amendment to Credit Agreement]

Annex A

(See attached)